                                                                    Exhibit 99.2

GlobalOptions Group Begins Trading on NASDAQ Today

      NEW YORK--

      GlobalOptions Group, Inc. (NASDAQ: GLOI), a leading provider of domestic and international risk mitigation and management services, announced that its common stock will begin trading on The Nasdaq Capital Market today under the symbol GLOI.

      "We are very proud of this achievement and expect that trading on Nasdaq will afford enhanced liquidity for our shareholders," stated Dr. Harvey
Schiller, GlobalOptions' Chairman and CEO.

      About GlobalOptions Group, Inc.

      GlobalOptions, with headquarters in New York City and offices in 16 cities, is an integrated provider of risk mitigation and management services to government entities, Fortune 1,000 corporations and high net-worth and high-profile individuals throughout the world. We enable clients to identify, assess and prevent natural and man-made threats to the well-being of individuals and the operations of governments and corporations. In addition, we assist our clients in recovering from the damages or losses resulting from the occurrence of acts of terror, natural disasters, fraud and other risks. Our services currently include risk management and security, investigations and litigation support, anti-fraud solutions and business intelligence, and crisis management and preparedness services. Additional information can be found at
www.globaloptions.com.

      Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. The Company wishes to caution readers not to place undue reliance on such forward-looking statements, which statements are made pursuant to the
Private Securities Litigation Reform Act of 1995, and as such, speak only as of the date made. To the extent the content of this press release includes forward-looking statements, they involve various risks and uncertainties, including the successful integration of acquired businesses, projected financial information, and the continued successful implementation of the Company's business strategy.

      Certain of these risks and uncertainties are described in greater detail in the Company's filings with the Securities and Exchange Commission. The
Company is under no obligation to (and expressly disclaims any such obligation
to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

      Source: GlobalOptions Group, Inc.